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                                                                 Exhibit 23





                                  CONSENT OF INDEPENDENT AUDITORS





                 We consent to the incorporation by reference in Post-Effective Amendment Number 1 to the Registration Statement (Form S-8 No. 33-4555) pertaining to the Restricted Stock Plan of Cleveland-Cliffs Inc, in the Registration Statement (Form S-8 No. 33-208033) pertaining to the 1987 Incentive Equity Plan of Cleveland-Cliffs Inc and in the Registration Statement (Form S-8 No. 33-48357) pertaining to the 1992 Incentive Equity Plan and the related prospectuses of our report dated February 14, 1994, with respect to the consolidated financial statements and schedules of Cleveland-Cliffs Inc and consolidated subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 1993.





                                                        Ernst & Young





                 Cleveland, Ohio
                 March 28, 1994


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